UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2025, UGI Corporation (the “Company”) entered into that certain First Amendment to Credit Agreement (the “Amendment”) by and among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), which amended the Credit Agreement, dated as of October 11, 2024 by and among the Company, the lenders party thereto from time to time and the Agent (as amended, the “Credit Agreement”). The Amendment provides for a new $300 million senior secured revolving loan facility (the “First Amendment Revolving Credit Facility”). The First Amendment Revolving Credit Facility is available to finance any cash consideration due in connection with a conversion of the 2028 Notes (as defined in the Credit Agreement).

At the Company’s election from time to time, borrowings under the First Amendment Revolving Credit Facility will bear interest at a floating rate of, at the option of the Company, either (x) Term SOFR, plus the Applicable Rate (each as defined in the Credit Agreement) plus a credit spread adjustment of 0.10%, or (y) the Alternate Base Rate (as defined in the Credit Agreement), plus the Applicable Rate. The Applicable Rate for loans based on Term SOFR ranges from 2.125% to 3.00% and, for Alternate Base Rate Loans, the Applicable Rate ranges from 1.125% to 2.00%, in each case, depending on the net leverage ratio of the Company.

The First Amendment Revolving Credit Facility has a maturity date of August 5, 2026, subject to a one-time, one year extension if, at the Company’s option, the Company elects to convert the entire principal balance of the First Amendment Revolving Loans (as defined in the Credit Agreement) into non-revolving First Amendment Term Loans (as defined in the Credit Agreement). The Company may voluntarily prepay its borrowings under the First Amendment Revolving Credit Facility, in whole or in part, without any premium or penalty. The First Amendment Credit Agreement Facility requires compliance with conditions precedent that must be satisfied prior to any borrowing or conversion of any borrowing.

The loans under the First Amendment Revolving Credit Facility are secured by a pledge of the Company’s equity in its Material Subsidiaries (as defined in the Credit Agreement), excluding UGI Utilities, Inc. and Mountaintop Energy Holdings LLC, subject to certain additional exceptions and carveouts.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Amendment is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation. This description is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
10.1	First Amendment to Credit Agreement, dated as of August 6, 2025, by and among UGI Corporation, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

August 12, 2025	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary